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                                                                     EXHIBIT 5.1

                                                                  March 31, 1998



Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, DE  19890

         RE:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

                  We have acted as your counsel and are rendering this opinion in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") by Wilmington Trust Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by the Company of $225,000,000 aggregate principal amount of its unsecured debt securities, which may be either senior (the "Senior Notes") or subordinated (the "Subordinated Notes" and, together with the Senior Notes, the "Notes") in priority of payment.

                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the form of indenture pursuant to which the Senior Notes will be issued and the form of indenture pursuant to which the Subordinated
Notes will be issued (each, an "Indenture") and (iii) the form of Senior and Subordinated Notes. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth. In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company.
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Wilmington Trust Corporation
March 31, 1998
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                  Based upon and subject to the foregoing, we are of the opinion that the Notes have been duly and validly authorized by the Company and, assuming due authentication by the Trustee for such Notes, when issued, delivered and paid for, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture under which they are issued, except that enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforcement may be sought in a proceeding in equity or at law).

                  We express no opinion as to the law of any jurisdiction other than the federal law of the United States and the General Corporation Law of the State of Delaware. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.

                                                 Very truly yours,


                                                 /s/ Ballard Spahr Andrews
                                                       & Ingersoll, LLP